Exhibit 4.1
SENIOR NOTES INDENTURE
Dated as of June 2, 2025
Between
CACI INTERNATIONAL INC
and
the Guarantors party hereto from time to time
and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee, Paying Agent and Registrar
6.375% SENIOR NOTES DUE 2033

TABLE OF CONTENTS
i

ii

Appendix A    Provisions Relating to Initial Notes and Additional Notes
Exhibit A-1    Form of Note
Exhibit B    Form of Institutional Accredited Investor Transferee Letter of Representation
Exhibit C    Form of Supplemental Indenture to Be Delivered by Guarantors
iii

INDENTURE, dated as of June 2, 2025, between CACI International Inc, a Delaware corporation (the “Company”), the Guarantors party hereto from time to time and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”), Registrar and Paying Agent.
W I T N E S S E T H
WHEREAS, the Company has duly authorized the creation of and issuance of $1,000,000,000 aggregate principal amount of 6.375% Senior Notes due 2033 (the “Initial Notes”); and
NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE IDEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01Definitions.
“Acquisition” means, with respect to any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of either (a) all or any substantial portion of the property of, or a line of business, product line, or division of or other business unit of, another Person or (b) Capital Stock of another Person such that immediately after giving effect to such acquisition such other Person shall be a Subsidiary, in each case whether or not involving a merger or consolidation with such other Person.
“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar or Paying Agent.
“Applicable Period” means the period of the four fiscal quarters most recently ended for which the Company has delivered financial statements pursuant to with the covenant described under Section 4.06.
“Applicable Premium” means with respect to any Note at any Redemption Date, as provided by the Company, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess, if any, of (A) the present value at such Redemption Date of (1) the redemption price of such Note at June 15, 2028 (such redemption price being set forth in the table appearing in Section 3.07(c)), plus (2) all required remaining scheduled payments of interest due on such Note through June 15, 2028 (but excluding accrued and unpaid interest, if any, to, but excluding, the Redemption Date), computed using a discount rate equal to the Treasury Rate, plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date. The Trustee shall have no duty to calculate the Applicable Premium or verify the Company’s calculations thereof.
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,
(a)if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligation,” and
(b)in all other instances, the present value (discounted at the interest rate borne by the Notes then outstanding, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended) (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights).
“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.
“Capital Lease Obligations” means any obligation under a lease (for the avoidance of doubt, other than a straight-line or operating lease) that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations required to be reflected as a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.08, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Markets Debt” means any Debt consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act, and/or (c) a placement to institutional investors. For the avoidance of doubt, the term “Capital Markets Debt” shall not include any Debt under commercial bank facilities or similar Debt or any other type of Debt incurred in a manner not customarily viewed as a “securities offering.”
“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.
“Cash Management Obligations” means (1) obligations in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements, electronic fund transfer, treasury services and cash management services, including controlled disbursement services, working capital lines, lines of credit, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services, or other cash management arrangements or any automated clearing house arrangements, (2) other obligations in respect of netting or setting off arrangements, credit, debit or purchase card programs, stored value card and similar arrangements and (3) obligations in respect of any other services related, ancillary or complementary to the foregoing (including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds).
“Change of Control” means the occurrence of any of the following:
(1)the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Company or one of its Subsidiaries;
(2)the adoption of a plan relating to the liquidation or dissolution of the Company;
(3)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries) or “group” (as that term is used in Section 13(d)(3) of the Exchange Act but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or
(4)the Company consolidates with, or merges with or into, any Person (other than the Company or one of its Subsidiaries), or any Person (other than the Company or one of its Subsidiaries) consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other Property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely as a result of the Company becoming a direct or indirect Wholly Owned Subsidiary of another company (whether the Company is directly owned by such company or indirectly through other subsidiaries of such company); provided that no “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act) is the Beneficial Owner, directly or indirectly, of more than a majority of the total voting power of the Voting Stock of such company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline; provided that no Change of Control will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.
“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to the sum of (without duplication):
(a)Consolidated Net Income for such period plus
(b)the following to the extent deducted in calculating such Consolidated Net Income:
(i)Consolidated Interest Charges for such period,
(ii)the provision for federal, state, local and foreign taxes based on income, profits or capital payable or accrued for such period, including, without limitation, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations,
(iii)the amount of depreciation and amortization expense for such period (including amortization of intangible assets and deferred financing fees or costs),
(iv)extraordinary or non-recurring charges, expenses or losses,
(v)other non-cash charges, expenses or losses, provided that if any non-cash charge, expense or loss in excess of $5,000,000 represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent,
(vi)non-cash stock option and other equity-based compensation expenses,
(vii)fees and expenses relating to the Credit Agreements and this Indenture,
(viii)any net loss for such period attributable to the early extinguishment of Debt or to hedging obligations or other derivative instruments,
(ix)any net loss from disposed, abandoned or discontinued operations,
(x)the non-cash portion of straight-line rent expense to the extent not representing a future cash charge and
(xi)fees and expenses incurred or any amortization thereof in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case, to the extent not otherwise prohibited under this Indenture plus
(c)the amount of pro forma cost savings and synergies (other than revenue synergies) (net of actual amounts realized) that are reasonably identifiable and factually supportable (in the good faith determination of the Company) related to any Investment or asset disposition that are expected to be realized within twenty-four (24) months after the consummation of such Investment or asset disposition, in each case net of the amount of actual benefits realized during such period from such Investment or asset disposition, provided that

(A) projected amounts (that are not yet realized) may no longer be added in calculating Consolidated EBITDA to the extent occurring more than twenty-four (24) calendar months after the consummation of the applicable Investment or asset disposition and (B) the aggregate amount added to Consolidated EBITDA for any period pursuant to this clause (c) shall not exceed twenty-five percent (25%) of Consolidated EBITDA for such period (calculated after giving effect to this clause (c)), minus
(d)the following to the extent added in calculating such Consolidated Net Income:
(i)extraordinary or non-recurring income or gains;
(ii)any net gain for such period attributable to the early extinguishment of Debt or to hedging obligations or other derivative instruments; and
(iii)any net gain from disposed, abandoned or discontinued operations.
Notwithstanding the forgoing, (i) Consolidated EBITDA shall be calculated without giving effect to the non-cash effects of purchase accounting or similar adjustments required or permitted by GAAP under the Credit Agreements and (ii) Consolidated EBITDA shall be calculated on a pro forma basis in a manner consistent with the definition of “Consolidated Secured Debt Ratio.”
“Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) all interest, premium payments, the amortization of original issue discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (b) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP plus (c) the implied interest component of Synthetic Leases with respect to such period.
“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, net income (excluding extraordinary gains and losses) for such period.
“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) (a) the aggregate amount of Funded Debt of the Company and its Subsidiaries then outstanding on a consolidated basis that is secured by Liens as of such date of determination minus (b) Unrestricted Cash as of such date of determination to (2) Consolidated EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements of the Company are available, in each case with pro forma and other adjustments to each of Funded Debt, cash and cash equivalents and Consolidated EBITDA; provided, however, that for purposes of calculating the amount under clause (1) of this definition on any date of determination, the Company may elect to treat amounts of revolving credit indebtedness committed (but undrawn) pursuant to the Credit Agreement or any Debt Facility that may be Incurred by the Company or its Subsidiaries and which, upon Incurrence, will be secured by a Lien, as outstanding, in which case subsequent borrowings, reborrowings, renewals, replacements and extensions of such revolving credit indebtedness, up to such committed amount elected to be treated as outstanding, shall not be deemed additional Incurrences of Funded Debt requiring calculations under this definition.
For purposes of making the computation referred to above, subject to the following paragraph, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Company or any Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the date of determination (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four fiscal quarter reference period. If since the beginning of such period any Person that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Secured Debt Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four fiscal quarter reference period.
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company including adjustments appropriate, in the good faith determination of the Company to reflect operating expense reductions and other operating improvements or synergies expected to result from the applicable pro forma event; provided that (x) such operating expense reductions and other operating improvements or synergies are reasonably identifiable, reasonably attributable to the action specified and reasonably anticipated to result from such actions and such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Company to be realized within twenty four (24) months and (y) no amount shall be included to the extent duplicative of any expenses or charges that are otherwise included in calculating Consolidated EBITDA.
With respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the covenant described under Section 4.08 under a specific covenant that does not require compliance with a financial ratio or test (including a test based on the Consolidated Secured Debt Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with or otherwise in the same transaction or series of related transactions with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture under the same covenant that requires compliance with a financial ratio or test (including the Consolidated Secured Debt Ratio) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that (a) the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence within the same covenant (it being understood that any Fixed Amount available under any covenant that is reallocated or otherwise utilized under a different covenant shall, for the avoidance of doubt, also constitute a Fixed Amount under such different covenant to which the Fixed Amount was reallocated to or utilized under), and (b) except as provided in clause (a), pro forma effect shall be given to the entire transaction. In addition, for the avoidance of doubt, any Liens incurred or otherwise effected in reliance on Fixed Amounts shall be automatically and immediately reclassified at any time, unless the Company otherwise elects from time to time, as incurred under the applicable Incurrence-Based Amounts if the Company subsequently meets the applicable ratio for such Incurrence-Based Amounts on a pro forma basis (or would have met such ratio or test at the time such Fixed Amount was utilized).
“Consolidated Total Assets” means, as of any date of determination, total assets of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.
“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Holders and the Company.
“Credit Agreements” means the Revolver/TLA Credit Agreement and the TLB Credit Agreement.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Debt” means, with respect to any Person on any date of determination (without duplication):
(1)the principal of and premium (if any) in respect of:
(a)debt of such Person for money borrowed, and
(b)debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2)(i) all Capital Lease Obligations of such Person and (ii) all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;
(3)all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
(4)all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) of this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);
(5)all obligations of the type referred to in clauses (1) through (4) of this definition of other Persons the payment of which such Person is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee; and
(6)all obligations of the type referred to in clauses (1) through (5) of this definition of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured.
Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of any business, the term “Debt” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable other than as an estimate and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.
The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.
“Debt Facility” means one or more debt facilities (including, without limitation, the facilities made pursuant to the Credit Agreements) or commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or the issuance of debt securities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.
“Default” means any event, act or condition that is, or after notice or passage of time or both would be, an Event of Default.
“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“DTC” means The Depository Trust Company.
“Equity Offering” means any public or private sale or issuance of Capital Stock of the Company to Persons who are not Subsidiaries of the Company other than (1) public offerings with respect to the Company’s common stock registered on Form S-4 or Form S-8 and (2) issuances upon exercise of options by employees of the Company or any of its Subsidiaries.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns.
“Foreign Subsidiary” means any Subsidiary that is not a Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.
“Funded Debt” means all Debt described in clause (1), (2)(i) or (4) (but, in the case of (4), only to the extent such unreimbursed letters of credit remain outstanding for 30 days or more) of the definition thereof having a maturity of more than twelve months from the date as of which the determination is made or having a maturity of twelve months or less but by its terms being renewable or extendable beyond twelve months from such date at the option of the borrower, excluding any Debt owed to the Company or its Subsidiaries, to the extent such Debt would appear as a liability on the balance sheet of the Company or any of its Subsidiaries in accordance with GAAP.
“GAAP” means United States generally accepted accounting principles as in effect from time to time, including those set forth:

(1)in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,
(2)in the statements and pronouncements of the Financial Accounting Standards Board,
(3)in such other statements by such other entity as approved by a significant segment of the accounting profession, and
(4)the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
“Government Obligations” means securities which are direct obligations of the United States or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States which are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligations or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.
“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or
(2)entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “guarantee” shall not include:
(1)endorsements for collection or deposit in the ordinary course of business, or
(2)a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute an Investment by the Company or a Subsidiary in any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Subsidiary, provided that such Person’s primary business is a Related Business.
The term “guarantee” used as a verb has a corresponding meaning. The term “guarantor” shall mean any Person guaranteeing any obligation.
“Guarantee” means, individually, any guarantee of payment of the Notes and the Company’s other obligations under this Indenture by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto, and, collectively, all such Guarantees.
“Guarantor” means each Subsidiary of the Company that executed this Indenture or after the Issue Date executes a supplemental indenture providing its Guarantee pursuant to the terms of this Indenture until, in each case, such Subsidiary is released from its Guarantee in accordance with the terms of this Indenture.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement.
“Holder” means a Person in whose name a Note is registered on the Registrar’s books.
“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Initial Notes” has the meaning set forth in the recitals hereto.
“Interest Payment Date” means June 15 and December 15 of each year to the stated maturity of the Notes.
“Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or BBB- (or the equivalent) by Fitch, or any other equivalent rating by any Rating Agency, in each case, with a stable or better outlook.
“Investment Grade Status” shall occur when the Notes have Investment Grade Ratings from at least two Rating Agencies.
“Issue Date” means June 2, 2025.
“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, encumbrance or other security interest (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).
“Limited Condition Transaction” means any incurrence, redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt, or grant or creation of Liens, in each case requiring irrevocable notice in advance of such action and, in each case, is designated as a Limited Condition Transaction by the Company in writing to the Trustee.
“MARPA” means the Master Accounts Receivable Purchase Agreement, dated December 28, 2018, among the Company, CACI, Inc.-Federal, certain subsidiaries from time to time party thereto, MUFG Bank, Ltd., as administrative agent, and certain purchasers from time to time party thereto, as amended, extended, renewed, restated, supplemented, amended and restated or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.
“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any indebtedness.

“Obligor” shall mean the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.
“Offering Memorandum” means the offering memorandum dated May 21, 2025 related to the offer and sale of the Initial Notes.
“Officer” means the chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, any executive vice president, senior vice president or vice president, the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Company or any Guarantor, as the case may be.
“Officer’s Certificate” means a certificate signed by any Officer of the Company, and delivered to the Trustee.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company. Opinion of Counsel may be subject to customary assumptions and exclusions.
“Permitted Factoring Property” means accounts receivable and any other rights that are customarily transferred in connection with factoring of accounts receivable.
“Permitted Factoring Transaction” means any sale of Permitted Factoring Property by the Company or any Subsidiary pursuant to a factoring arrangement that is non-recourse to the Company or any Subsidiary and otherwise compliant with the limitations set forth in the Credit Agreements.
“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock” means any Capital Stock of a Person, however designated, that entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.
“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person, but excluding deposit or other control accounts.
“Pro Rata Credit Agreement” means the amended and restated senior secured credit agreement dated as of December 13, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time), by and among the Company, as borrower, the Guarantors (and other guarantors party thereto from time to time), the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, under which the Revolving Credit Facility and the Term Loan A Facility are issued.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside the Company’s control, the Company may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act as a replacement for such Rating Agency; provided, that the Company shall give notice of such appointment to the Trustee.
“Ratings Category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (iii) the equivalent of any such category of S&P or Moody’s used by a replacement Rating Agency selected by the Company under the circumstances permitting the Company to select a replacement Rating Agency and in the manner for selecting a replacement Rating Agency, in each case as set forth in the definition of “Rating Agency”. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within ratings categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB, as well as from BB to B+, will constitute a decrease of one gradation).
“Ratings Decline” means, on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change), (1) the ratings of the Notes are lowered by at least one of the Rating Agencies by one or more gradations (including gradations within Ratings Categories, as well as between Ratings Categories) and (2) the Notes are rated below an Investment Grade Rating by at least one of the Rating Agencies.
Notwithstanding the foregoing, a Ratings Decline otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Decline for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance constituting or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Decline).
“Record Date” for the interest payable on any applicable Interest Payment Date for the Notes means June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date.
“Related Business” means any business that is related, ancillary or complementary to the businesses of the Company and the Subsidiaries on the Issue Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter relating to this Indenture is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Reversion Date” means the date at which the Notes cease to have Investment Grade Status and the Suspended Covenants will be reinstated as if such covenants had never been suspended.
“Revolver/TLA Credit Agreement” means the Amended and Restated Credit Agreement, dated December 13, 2021, by and among the Company, the guarantors from time to time party thereto, Bank of America, N.A. as administrative agent, swing line lender and L/C issuer and each of the lenders named therein, together with the related documents thereto (including any guarantees and security documents), as amended, extended, renewed, restated, supplemented, amended and restated or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Debt, including an indenture, Incurred to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, in whole or in part, the borrowings and commitments then outstanding under such Credit Agreement or a successor Credit Agreement.
“Revolving Credit Facility” means the $1,975.0 million aggregate principal amount revolving credit facility made available pursuant to the Pro Rata Credit Agreement.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.
“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such Property to another Person and the Company or a Subsidiary leases it from such Person.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02(w)(1) or (2) under Regulation S-X promulgated by the SEC.
“SPV” means any special purpose entity established in connection with any Permitted Factoring Transaction.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:
(1)such Person,
(2)such Person and one or more Subsidiaries of such Person, or
(3)one or more Subsidiaries of such Person.

“Suspended Covenants” means the provisions of the covenant described under Section 4.09 and clause (a)(3) under the covenant described under Section 5.01.
“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.
“Term Loan A Facility” means the $1,225.0 million aggregate principal amount term loan entered into pursuant to the Pro Rata Credit Agreement.
“TLB Credit Agreement” means the Credit Agreement, dated October 30, 2024, by and among the Company, the guarantors from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and each of the lenders named therein, together with the related documents thereto (including any guarantees and security documents), as amended, extended, renewed, restated, supplemented, amended and restated or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Debt, including an indenture, Incurred to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, in whole or in part, the borrowings and commitments then outstanding under such Credit Agreement or a successor Credit Agreement.
“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, with respect to any Redemption Date and as provided by the Company, the yield to maturity as of such Redemption Date of constant maturity U.S. Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to such Redemption Date (or, if such statistical release is no longer published, or the relevant information does not appear thereon, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to June 15, 2028 provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided further, however, that if the period from such Redemption Date to June 15, 2028 is less than one year, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“Trustee” means U.S. Bank Trust Company, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Unrestricted Cash” means, as of any date of determination, the aggregate amount of unrestricted cash and cash equivalents of the Company and its Subsidiaries to the extent not appearing (or required to appear) as “restricted” on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.
“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or Trustees thereof.
“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.
Section 1.02Other Definitions.

Term	Defined in Section
“Agent Members”	2(c) of Appendix A
“Applicable Procedures”	1(a) of Appendix A
“Authentication Order”	2.02(c)
“Change of Control Offer”	4.10(a)
“Change of Control Payment”	4.10(a)
“Change of Control Payment Date”	4.10(a)
“Clearstream”	1(a) of Appendix A
“Covenant Defeasance”	8.03

Term	Defined in Section
“Definitive Notes Legend”	3(e) of Appendix A
“Distribution Compliance Period”	1(a) of Appendix A
“Equity Claw Redemption Amount” “ERISA Legend”	3.07(d) 3(e) of Appendix A
“Euroclear”	1(a) of Appendix A
“Event of Default”	6.01(a)
“Expiration Date”	1.05(j)
“Global Note”	2(b) of Appendix A
“Global Notes Legend”	3(e) of Appendix A
“Guaranteed Obligations”	10.01(a)
“IAI”	1(a) of Appendix A
“IAI Global Note”	2(b) of Appendix A
“LCT Election”	1.05(a)
“LCT Test Date”	1.05(a)
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(a)
“Paying Agent”	2.03(a)
“QIB”	1(a) of Appendix A
“Redemption Date”	3.07(b)
“Registrar”	2.03(a)
“Regulation S”	1(a) of Appendix A
“Regulation S Global Note”	2(b) of Appendix A
“Regulation S Notes”	2(a) of Appendix A
“Restricted Notes Legend”	3(e) of Appendix A
“Rule 144”	1(a) of Appendix A
“Rule 144A”	1(a) of Appendix A
“Rule 144A Global Note”	2(b) of Appendix A
“Rule 144A Notes”	2(a) of Appendix A
“Signature Law”	12.16
“Suspension Period”	4.12(a)
“Unrestricted Global Note”	1(a) of Appendix A
Section 1.03Rules of Construction.
Unless the context otherwise requires:
(1)a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein;
(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)“or” is not exclusive;
(4)words in the singular include the plural, and words in the plural include the singular;
(5)provisions apply to successive events and transactions;
(6)unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;
(7)the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;
(8)“including” means including without limitation;
(9)references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(10)unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and
(11)in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.
Section 1.04Acts of Holders.
(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1.04.
(b)The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)The ownership of Notes shall be proved by the Note Register.
(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Company or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.
(e)The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.02.
(f)The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy as permitted in Section 6.06. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 12.02.
(g)Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.
(i)The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.
(j)With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.02, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).
Section 1.05Financial Calculations for Limited Condition Transactions and Otherwise.
(a)When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including the incurrence or creation of Liens), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) either (a) the definitive agreement for such Limited Condition Transaction is entered into, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including the incurrence or creation of Liens) and any related pro forma adjustments, the Company or any of its Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Debt, for example, whether such Debt is committed, issued, assumed or incurred at the LCT Test Date or at any time thereafter); provided, that (i) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be the applicable LCT Test Date for purposes of such ratios, tests or baskets and (ii) except as contemplated in the foregoing clause (i), compliance with such ratios, test or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transaction related thereto (including the incurrence or creation of Liens).
(b)For the avoidance of doubt, if the Company has made an LCT Election, (i) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in EBITDA or total assets of the Company or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (ii) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (iii) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes (or, if applicable, the irrevocable notice is terminated, expires or passes), as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

ARTICLE IITHE NOTES
Section 2.01Form and Dating; Terms.
(a)Provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
(b)The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
The Notes shall be subject to repurchase by the Company pursuant to a Change of Control Offer as provided in Section 4.10, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in Article III.
Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes; provided that if any such Additional Notes are not fungible for U.S. federal income tax purposes with the Initial Notes, such Additional Notes will have one or more separate CUSIP numbers. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.
Section 2.02Execution and Authentication.
(a)At least one Officer shall execute the Notes on behalf of the Company by manual, facsimile or other electronic signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
(b)A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A-1 attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
(c)On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes; provided that no Opinion of Counsel under Section 12.04 shall be required in connection with the authentication of the Initial Notes. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.
(d)The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.
(e)The Trustee shall authenticate and make available for delivery upon an Authentication Order (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $1,000,000,000, (b) subject to the terms of this Indenture, Additional Notes and (c) any Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or other Unrestricted Global Notes.
Section 2.03Registrar and Paying Agent.
(a)The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar, acting solely for this purpose as a non-fiduciary agent, shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
(b)The Company initially appoints DTC to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.
Section 2.04Paying Agent to Hold Money in Trust.
The Company shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of its action or failure so to act. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06Transfer and Exchange.
(a)The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. The transferor of any Note, including for this purpose, an exchange of a certificated Note for a Global Note, shall provide or cause to be provided to the Trustee, upon reasonable request therefor, all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
(b)To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(c)No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10 and 9.05).
(d)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(e)Neither the Company nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.
(f)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(g)Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and mail, at the Company’s expense, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
(h)At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, at the Company’s expense, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A.
(i)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.
Section 2.07Replacement Notes.
If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. An indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.
Section 2.08Outstanding Notes.
(a)The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, those paid pursuant to Section 2.07, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided that Notes held by the Company or a Subsidiary of the Company will not be deemed to be outstanding for purposes of Section 3.07(a) or 3.07(e), as applicable.
(b)If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.
(c)If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.
(d)If a Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to a Change of Control Offer, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09Treasury Notes.
In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.
Section 2.10Temporary Notes.
Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.
Section 2.11Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12Defaulted Interest.
(a)If the Company defaults in a payment of principal or interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted principal or interest, as the case may be, to the Persons who are Holders on a subsequent special record date, in each case at a rate that is provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed or delivered by electronic transmission in accordance with the applicable procedures of the Depositary to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.
(b)Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.
Section 2.13CUSIP and ISIN Numbers.
The Company in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in Change of Control Offers as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Change of Control Offers and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Change of Control Offer shall not be affected by any defect in or omission of such numbers. The Company shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.
ARTICLE IIIREDEMPTION
Section 3.01Notices to Trustee.
If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least two Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable; provided that notwithstanding anything herein to the contrary, no Opinion of Counsel shall be required in connection with such redemption or the delivery of such notice of redemption in accordance with Section 3.03.
Section 3.02Selection of Notes to Be Redeemed.
(a)If less than all of the Notes are to be redeemed pursuant to Section 3.07, the Trustee shall select the Notes to be redeemed (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (2) if the Notes are not so listed, on a pro rata basis or by lot, in accordance with the applicable procedures of the Depositary or by such other method as the Trustee in its sole discretion deems to be fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption.
(b)The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; provided that no Notes of $2,000 in principal amount or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
(c)After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note, representing the same indebtedness to the extent not redeemed, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption); provided that the new Note will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Section 3.03Notice of Redemption.
(a)The Company shall deliver, or cause to be delivered, electronically in accordance with the applicable procedures of the Depositary in the case of Global Notes, or mail, or cause to be mailed, by first-class mail, postage prepaid, notices of redemption of Notes not less than 10 days but not more than 60 days (except as set forth in Section 3.03(d)) before the Redemption Date specified in any such notice to each Holder whose Notes are to be redeemed or purchased pursuant to this Article at such Holder’s registered address or otherwise in accordance with the applicable procedures of the Depositary, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11. Notice of redemption may be conditional.
(b)The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:
(1)the Redemption Date;
(2)the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(b), the notice need not set forth the redemption price but only the manner of calculation thereof;
(3)if any Note is to be redeemed or purchased in part only, the portion of the principal amount of that Note that is to be redeemed or purchased;
(4)the name and address of the Paying Agent;

(5)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(7)the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(8)that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and
(9)if applicable, any condition to such redemption, and that in the Company’s discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed (which delays may occur on more than one occasion), or such notice may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied.
(c)At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least two Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b). In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. In no event shall the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of the Notes eligible under this Indenture to be redeemed.
(d)Notice of any redemption of the Notes (including upon an Equity Offering or in connection with another transaction (or series of related transactions) or an event that constitutes a Change of Control) may, at the Company’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Equity Offering or other transaction or event, as the case may be. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed (which delays may occur on more than one occasion), or such notice may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied. The Company shall provide written notice to the Trustee prior to the close of business two

Business Days prior to the Redemption Date (unless a shorter notice shall be agreed to by the Trustee) if any such redemption has been rescinded or delayed, and upon receipt, the Trustee shall provide notice to each Holder of the Notes in the same manner in which the notice of redemption was given at the Company’s expense.
Section 3.04Effect of Notice of Redemption.
Once notice of redemption is delivered or mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price (except as provided for in Section 3.03(d)), unless such redemption or purchase is conditioned on the happening of a future event. The notice, if mailed or delivered by electronic transmission in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.
Section 3.05Deposit of Redemption or Purchase Price.
(a)No later than 11:00 a.m. (New York City time) on the Redemption Date or purchase date , the Company shall deposit, or cause to be deposited, with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record on such Record Date. The Paying Agent shall promptly mail to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.
(b)If the Company complies with the provisions of Section 3.05(a), on and after the Redemption Date or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to but excluding the Redemption Date or purchase date in respect of such Note will be paid on such Redemption Date or purchase date to the Person in whose name such Note is registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal from the Redemption Date or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to but excluding the Redemption Date or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01, unless such redemption or purchase is conditioned on the happening of a future event.
Section 3.06Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.
Section 3.07Optional Redemption.
(a)Except as set forth in this Section 3.07 or in the circumstances set forth under Section 4.10, the Company will not be entitled to redeem the Notes at its option prior to June 15, 2028.
(b)At any time prior to June 15, 2028, the Company may, at its option and on one or more occasions, redeem all or a part of the Notes, upon notice as described under Section 3.03 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (any applicable date of redemption hereunder, the “Redemption Date”), subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.
(c)On and after June 15, 2028, the Company may, at its option and on one or more occasions, redeem the Notes, in whole or in part, upon notice as described under Section 3.03 at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date, if redeemed during the twelve-month period beginning on June 15 of each of the years indicated below:

Year	Percentage
2028	103.188%
2029	101.594%
2030 and thereafter	100.000%
(d)Until June 15, 2028, the Company may, at its option on one or more occasions, upon notice as described under Section 3.03, redeem up to 40% of the aggregate principal amount of Notes (including Additional Notes) issued under this Indenture at a redemption price (as calculated by the Company) equal to (i) 106.375% of the aggregate principal amount thereof (the “Equity Claw Redemption Amount”), with an amount equal to or less than the proceeds from one or more Equity Offerings to the extent such proceeds are received by or contributed to the Company plus (ii) accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date; provided that (a) at least 50% of the aggregate principal amount of Notes originally issued under this Indenture on the Issue Date remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.
(e)Notwithstanding the foregoing, in connection with any tender offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right upon not less than 10 nor more than 60 days’ prior written notice to the Trustee and Holders, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer (which may be less than par) plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.
Section 3.08Mandatory Redemption.
The Company will not be required to make mandatory redemption or sinking fund payments.
ARTICLE IVCOVENANTS
Section 4.01Payment of Notes.
(a)The Company will pay, or cause to be paid, the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 11:00 a.m. (New York City) time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.
(b)The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.
(c)The Company shall be responsible for making calculations called for under the Notes and this Indenture, including but not limited to determination of interest, redemption price, Applicable Premium, premium, if any, and any other amounts payable on the Notes. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Company shall provide a schedule of its calculations to the Trustee or Paying Agent when requested, and the Trustee and Paying Agent is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee or Paying Agent shall forward the Company’s calculations to any Holder of the Notes upon the written request of such Holder.
Section 4.02Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that, no office of the Trustee shall be an office or agency for the purposes of service of legal process on the Company or any Guarantor.
The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.
Section 4.03Taxes.
The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except (a) such as are being contested in good faith and by appropriate negotiations or proceedings or (b) where the failure to effect such payment is not adverse in any material respect to the Holders.
Section 4.04Stay, Extension and Usury Laws.
The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.05Organizational Existence.
Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its organizational existence and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (2) the rights

(charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that (i) if the Company is not a corporation, a corporation becomes a co-obligor of the Notes and (ii) the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.
Section 4.06Reports and Other Information.
(a)Notwithstanding that the Company may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company will file with the SEC within the time periods specified in the SEC’s rules and regulations that are then applicable to the Company (or if the Company is not then subject to the reporting requirements of the Exchange Act, then the time periods for filing applicable to a filer that is not an “accelerated filer” as defined in such rules and regulations) and make available to the Trustee and Holders within 15 business days after such filing, such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections; provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company shall make available such information to the Trustee and Holders within 15 business days after the time the Company would be required to file such information with the SEC if it were subject to Sections 13 or 15(d) of the Exchange Act.
(b)Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee shall have no duty to monitor or confirm and shall be entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with any website under this Indenture, or participate in any conference calls.
(c)The Company will be deemed to have furnished such reports referred to in Section 4.06(a) to the Trustee and the Holders if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available; provided, however, the Trustee shall have no responsibility whatsoever to determine whether the Company has filed such reports.
Section 4.07Compliance Certificate.
(a)The Company will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company and each Subsidiary and Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company and each Subsidiary and Guarantor have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and no Default occurred during such year (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company and each Subsidiary and Guarantor are taking or propose to take with respect thereto).
(b)When any Default has occurred and is continuing under this Indenture, the Company will promptly (which shall be within 30 days following the date on which the Company becomes aware of such Default, receives notice of such Default or becomes aware of such action, as applicable, unless such Default or Event of Default has been cured or waived during such 30-day period) send to the Trustee an Officer’s Certificate specifying such event, its status and what action the Company is taking or proposes to take with respect thereto.
Section 4.08Limitation on Liens.
(a)Neither the Company nor any Subsidiary will Incur any Debt secured by a Lien on any Property of the Company or any Subsidiary, or on shares of Capital Stock or Debt issued by any Subsidiary and owned by the Company or any Subsidiary, whether the Property, shares of Capital Stock or Debt were owned on the Issue Date or acquired after the Issue Date, without providing that (i) in the case of Liens securing Debt that is expressly subordinated in right of payment to, the Notes (and, in the case of a Subsidiary that is a Guarantor, its Guarantee) will be concurrently secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes (and, in the case of a Subsidiary that is a Guarantor, its Guarantee) will be concurrently secured equally and ratably with (or, at the Company’s option, prior to) all other Debt also secured so long as such Debt is secured. Any Lien created for the benefit of the holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the initial Lien.
(b)The provisions of Section 4.08(a) will not apply to, and there shall be excluded from Debt (or any guarantee thereof) in any computation under such restriction, Debt (or any guarantee thereof) secured by:
(1)Liens existing on the Issue Date;
(2)deposits to secure the performance of bids, trade contracts, licenses and leases (other than Funded Debt), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(3)Liens securing purchase money Debt hereafter incurred to finance the purchase of fixed assets, provided that (i) the aggregate outstanding principal amount of all such Debt outstanding at the time of, and immediately after giving effect to, the incurrence thereof, shall not exceed the greater of (A) $340,000,000 and (B) 5.0% of Consolidated Total Assets as of the end of the Applicable Period; and (ii) such Debt when incurred shall not exceed the purchase price of the asset(s) financed; provided, further, that (i) such Liens do not at any time encumber any property other than the property financed by such Debt and (ii) such Liens attach to such property concurrently with or within ninety days after the acquisition thereof;
(4)leases or subleases granted to others not interfering in any material respect with the business of the Company or any Subsidiary;

(5)normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;
(6)Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;
(7)Liens arising on any real property as a result of any eminent domain, condemnation or similar proceeding being commenced with respect to such real property;
(8)receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;
(9)Liens on cash or cash equivalents used to defease or to satisfy and discharge Debt, provided that such defeasance or satisfaction and discharge is not prohibited under this Indenture;
(10)Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;
(11)Liens relating to the financing of insurance premiums so long as such Liens do not encumber any property other than cash paid to any such insurance company in respect of such insurance;
(12)Liens on Capital Stock of joint ventures securing obligations of such joint venture;
(13)Liens on Permitted Factoring Property arising after such Permitted Factoring Property is actually sold or otherwise transferred in a Permitted Factoring Transaction to a Person that is not the Company or a Subsidiary (other than an SPV);
(14)Liens on any Property acquired, constructed or improved by the Company or any Subsidiary after the Issue Date which are created or assumed at the time of, or within 270 days of, the later of (x) the completion of the acquisition, construction or improvement or (y) placing in operation of such Property, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement;
(15)Liens on Property existing at the time such Property is acquired by the Company or any Subsidiary whether by merger, consolidation, purchase, lease or some other method, including Liens existing at the time that a Person becomes a Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Subsidiary; provided, further, that such Lien shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Subsidiary;
(16)Liens in favor of the Company or any of its Subsidiaries;
(17)Liens in favor of the state or federal government, any department, agency or subdivision of any state or federal government, (i) to secure partial, progress, advance or other payments, (ii) to secure other contractual or statutory obligations or (iii) to secure any Debt Incurred to finance the cost of acquiring, constructing or improving the Property that is subject to the Lien, including Liens Incurred in connection with pollution control, industrial revenue or similar financings;
(18)Liens on any Property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying Property, whether directly or indirectly, by way of share disposition or otherwise, if (a) such Property is disposed of within 270 days after the creation of such Liens and (b) the Debt secured by such Liens are without recourse to the Company, any of its Subsidiaries or any of their respective assets (other than such Property);
(19)Liens imposed by law, including landords’, mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’, suppliers’ or other liens arising in the ordinary course of business, liens pursuant to customary reservations or federal, state or municipal Liens arising out of contracts for the sale of products or services by the Company or any Subsidiary, or deposits or pledges to obtain the release of any of these Liens; provided, that such Liens secure only amounts not overdue for more than sixty days or, if overdue for more than sixty days, are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;
(20)pledges or deposits or statutory trusts in the ordinary course of business under workmen’s compensation, unemployment insurance or similar laws or under other circumstances, other than any Lien imposed by ERISA that secures any amount in excess of $100.0 million;
(21)Liens in connection with legal proceedings, including Liens arising out of judgments or awards, contested in good faith by the Company or a Subsidiary, or Liens Incurred by the Company or a Subsidiary to obtain a stay or discharge in the course of legal proceedings, in each case, to the extent not constituting an Event of Default under clause (6) under Section 6.01;
(22)Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent, or which can be paid without penalty, or that are being contested in good faith by appropriate proceedings and for which adequate GAAP reserves are being maintained;
(23)Liens consisting of restrictions on the use of real property which do not interfere materially with the property’s use or value;
(24)any extension, renewal or replacement, as a whole or in part, of any Lien permitted by any of clauses (1), (3), (14), (15), (18) or (25); provided that (a) the extension, renewal or replacement Lien must, however, be limited to all or part of the same Property, shares of Capital Stock or Debt that secured the Lien being extended, renewed or replaced, plus improvements on the Property and (b) the Debt secured by the Lien at that time must not be increased, except for any premium or fee payable in connection with such extension, renewal or replacement;
(25)Liens securing the Notes and the Guarantees;
(26)Liens on property of Foreign Subsidiaries securing Foreign Subsidiary Debt;
(27)Liens securing Hedging Obligations provided that the aggregate amount of cash deposits subject to such Liens shall not exceed $100.0 million;

(28)any interest of title of a lessor under, and Liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Indenture;
(29)Liens deemed to exist in connection with repurchase agreements or obligations of the Company or any Subsidiary in respect of any Cash Management Obligation or Hedging Obligation provided by any lender party to any Credit Agreement or Affiliate of such lender (or any Person that was a lender or an Affiliate of a lender at the time the applicable agreements in respect of such Cash Management Obligation or Hedging Obligation were entered into);
(30)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(31)Liens on property or assets acquired pursuant to an Acquisition or any other Investments or on property or assets of a Subsidiary in existence at the time such Subsidiary is acquired and not created in contemplation thereof, provided that such Liens do not at any time extend to any other property or assets;
(32)Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with an Investment;
(33)Liens (other than Liens described in the foregoing clauses) securing obligations in an aggregate principal amount outstanding at the time of, and immediately after giving effect to, the incurrence of any such obligation, not to exceed the greater of (i) $400,000,000 and (ii) 6.0% of Consolidated Total Assets as of the end of the Applicable Period; and
(34)Liens securing any Debt Facility or any securitization financing up to an aggregate principal amount then outstanding and secured by Liens not otherwise permitted not to exceed the sum of (i) $3,810,000,000 and (ii) the greater of (A) $960,000,000 and (B) 100.0% of Consolidated EBITDA as of the end of the Applicable Period.
(c)Clause (a) of this Section 4.08 also does not apply if, at the time and after giving effect to the Incurrence of any Debt secured by a Lien and any related retirement of Debt secured by a Lien, (x) the aggregate amount of all outstanding Debt secured by Liens which would otherwise have been subject to such restrictions (excluding any Debt secured by Liens permitted pursuant to clauses (1) through (33) of Section 4.08(b), but including any Debt then outstanding that is secured by Liens permitted pursuant to clause (34) of Section 4.08(b)), plus (y) the aggregate amount of outstanding Attributable Debt of all Sale and Leaseback Transactions entered into in reliance on Section 4.11(a)(3) does not exceed such amount that would cause the Consolidated Secured Debt Ratio (for the avoidance of doubt, calculated after giving effect to any Debt then outstanding that is secured by Liens permitted pursuant to clause (34) of Section 4.08(b) and any Debt then outstanding Incurred pursuant to clause (1)(y) of Section 4.11(a)) to exceed 4.25 to 1.00.
(d)For purposes of determining compliance with this Section 4.08 and Section 4.11 in the event that Debt secured by a Lien (or any portion thereof) meets the criteria of more than one of the categories of permitted Liens described in clauses (1) through (34) of Section 4.08(b) or is entitled to be Incurred pursuant to clause (c) of this

Section 4.08, then the Company may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Debt secured by a Lien (or any portion thereof) in any manner that complies with this Section 4.08; provided that any Debt outstanding under a Credit Agreement, and any extension, renewal or replacement or refunding thereof, shall be first deemed secured pursuant to clause (34) of the paragraph (a) above, and for the avoidance of doubt not clause (1) of paragraph (b) or clause (c) above, and may not later be reclassified.
Section 4.09Future Guarantors.
(a)The Company will cause each domestic Subsidiary of the Company that (i) borrows or guarantees any Debt Facility of the Company or any Guarantor other than the MARPA (including, without limitation, the Credit Agreements) or (ii) issues or guarantees Capital Markets Debt issued by the Company or any Guarantor, in each case, with an aggregate principal amount or commitment amount, as the case may be, of $200,000,000 or more, to, within 60 days of such Incurrence of such guarantee, execute and deliver to the Trustee a supplemental indenture to this Indenture pursuant to which such Subsidiary of the Company will guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture. In addition, within 30 days of a Reversion Date, the Company will cause each Guarantor whose Guarantee was released upon the immediately preceding achievement of Investment Grade Status to execute and deliver to the Trustee a supplemental indenture to this Indenture, the form of which is attached as Exhibit C, pursuant to which such Subsidiary will irrevocably and unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes and all other Obligations under this Indenture on the terms and conditions set forth in Article 10. The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 60 day period described above.
Section 4.10Offer to Repurchase Upon Change of Control Triggering Event.
(a)Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.07, the Company shall make an offer to purchase all or a portion (equal to $2,000 or a integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to Section 3.07 (the “Change of Control Offer”) at a purchase price equal in cash to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the date of purchase. If the Change of Control Offer purchase date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control Offer purchase date will be paid on the Change of Control Offer purchase date to the Person in whose name a Note is registered at the close of business on such record date. Within 30 days following the date upon which the Change of Control Triggering Event occurs, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.07, the Company shall send, by first class mail (or deliver by electronic transmission in accordance with the applicable procedures of the Depositary), a notice to each Holder of

Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things:
(1)that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to but excluding the date of purchase;
(2)the circumstances that constitute or may constitute such Change of Control Triggering Event;
(3)the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”); provided that, if such redemption is subject to one or more conditions precedent, the Change of Control Payment Date may be delayed, in the Company’s discretion, until such time (including more than 60 days after the date such notice is sent) as any or all such conditions stated in the notice shall be satisfied or waived; and
(4)the instructions, as determined by the Company, consistent with this Section 4.10, that a Holder must follow in order to have its Notes purchased.
The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date and, if applicable, shall state that, in the Company’s discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the notice is mailed or delivered) as any and all such conditions shall be satisfied or waived, or that such purchase may not occur and such notice may be rescinded in the event that the Company reasonably believes that any or all such conditions (including the occurrence of such Change of Control) will not be satisfied or waived by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of such Change of Control Offer.
(b)On the Change of Control Payment Date, the Company shall, to the extent lawful:
(1)accept or cause a third party to accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(2)deposit or cause a third party to deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(3)deliver or cause to be delivered to the Trustee the Notes accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

(c)The Paying Agent shall promptly mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) to each Holder of Notes so tendered the Change of Control Payment of the Notes, and the Trustee shall promptly authenticate and mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) (or cause to be transferred by book entry) at the Company’s expense to each Holder a new Note (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate will be required for the Trustee to authenticate and mail or deliver such new Note) equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.
(d)If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.
(e)The Company will not be required to make a Change of Control Offer if a third party involved in the applicable Change of Control makes such an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.10 applicable to a Change of Control Offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer.
(f)The Company will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.
(g)At any time, the Company or a third party will have the right to redeem the Notes at a purchase price equal in cash to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase, subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the date of purchase, following the consummation of a Change of Control if at least 90% of the Notes outstanding prior to such consummation are purchased pursuant to a Change of Control Offer with respect to such Change of Control.
(h)Other than as specifically provided in this Section 4.10, any purchase pursuant to this Section 4.10 shall be made pursuant to the provisions of Sections 3.05 and 3.06.
Section 4.11Sale and Leaseback Transactions.
(a)The Company shall not, and shall not permit any Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:
(1)the Company or such Subsidiary would, at the time of entering into such Sale and Leaseback Transaction, otherwise be entitled to Incur Debt secured by a Lien on such Property in reliance upon (x) any of clauses (1) through (33) of Section 4.08(b) or (y) clause (34) of Section 4.08(b), in an amount that is at least equal to the Attributable

Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes; or
(2)the Company applies, within 360 days after the sale of such Property in connection with such Sale and Leaseback Transaction, an amount equal to the net proceeds received by the Company or any Subsidiary in connection with such sale to:
(i)the acquisition of Property by the Company or such Subsidiary;
(ii)the retirement of the Notes; or
(iii)the repayment of Debt other than subordinated Debt; or
(3)after giving effect thereto, (i) the aggregate amount of outstanding secured Debt Incurred pursuant to Section 4.08(c) and (ii) the aggregate amount of all outstanding Attributable Debt with respect to all Sale and Leaseback Transactions entered into after the Issue Date (excluding any Sale and Leaseback Transactions as would be permitted pursuant to clause (1)(x) or (2) of this Section 4.11(a) or Section 4.11(b), but including any Sale and Leaseback Transactions then outstanding Incurred pursuant to clause (1)(y) of this Section 4.11(a)) does not exceed such amount that would cause the Consolidated Secured Debt Ratio (for the avoidance of doubt, calculated after giving effect to any Debt then outstanding Incurred pursuant to clause (1)(y) of this Section 4.11(a) and any Debt then outstanding secured pursuant to clause (34) of Section 4.08(b)) to exceed 4.25 to 1.00.
(b)The foregoing restrictions will not apply to Sale and Leaseback Transactions:
(1)providing for a lease for a term, including any renewals, of not more than three years, by the end of which term it is intended that the use of such Property by the lessee will be discontinued;
(2)between the Company and a Subsidiary or between Subsidiaries, provided that any such Sale and Leaseback Transaction that is not between (a) an Obligor and another Obligor or (b) a Subsidiary that is not an Obligor and another Subsidiary that is not an Obligor shall be consummated for fair value as determined at the time of consummation in good faith by the Company or such Subsidiary; or
(3)between the Company and a Subsidiary and a joint venture in which the Company or a Subsidiary has an interest.
Section 4.12Suspension of Covenants.
(a)Following the first day (i) the Notes have achieved Investment Grade Status; and (ii) no Default or Event of Default has occurred and is continuing, then, beginning on that day and continuing until the Reversion Date, the Company and its Subsidiaries will not be subject to the provisions of the Suspended Covenants. Upon the Reversion Date, the Suspended Covenants will be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Status); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.” All further obligation to grant Guarantees shall be reinstated upon the Reversion Date. No default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Company or its Subsidiaries during the Suspension Period. On and after each Reversion Date, the Company and its Subsidiaries will be permitted to consummate the transactions contemplated by any contract entered into during the Suspension Period, so long as such contract and such consummation would have been permitted during such Suspension Period.
(b)The Company shall deliver promptly to the Trustee an Officer’s Certificate notifying the Trustee of the date of suspension of the covenants or Reversion Date, as the case may be, upon which the Trustee may conclusively rely. The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes and shall have no duty to notify Holders if the Notes achieve Investment Grade Status or of the occurrence of a Reversion Date. The Trustee shall have no duty to inquire or to verify the treatment of the Company’s debt by the Rating Agencies or otherwise to determine the factual basis for the Company’s determination of the occurrence or timing of a date of suspension of the covenants or Reversion Date. The Company also shall provide notice to the Holders of any date of suspension of the covenants or Reversion Date.
ARTICLE VSUCCESSORS
Section 5.01Merger, Consolidation and Sale of Property.
(a)The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all the Property of the Company and its Subsidiaries, taken as a whole, in any one transaction or series of transactions unless:
(1)the Company shall be the surviving Person or the surviving Person (if other than the Company) (the Company or such surviving Person, as the case may be, the “Surviving Person”) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or any territory thereof; provided that in the case where the Surviving Person is not a corporation, a corporation becomes a co-obligor of the Notes;
(2)the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

(3)immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (3), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and
(4)the Company shall deliver, or cause to be delivered to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereof comply with this Indenture and that all conditions precedent provided for in this Indenture relating to such transaction or series of transactions have been satisfied.
(b)The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture and the Notes, but the predecessor company in the case of:
(1)a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company and the Subsidiaries as an entirety or virtually as an entirety), or
(2)a lease, shall not be released from any obligation to pay the principal of, premium, if any, and interest on, the Notes.
(c)Subject to Section 10.06, the Company shall not permit any Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into such Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property to another Person (other than the Company or another Guarantor) unless:
(1)such Guarantor shall be the surviving Person or the surviving Person (if other than such Guarantor) (such Guarantor or such surviving Person, as the case may be, the “Surviving Guarantor”) formed by such merger, consolidation or amalgamation shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by such Guarantor;
(2)the Company shall deliver, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereof comply with this Indenture and that all conditions precedent provided for in this Indenture relating to such transaction or series of transactions have been satisfied; and
(3)immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing.
(d)The Surviving Guarantor shall succeed to, and be substituted for, and may exercise every right and power of such Guarantor under this Indenture and such Guarantee, but the predecessor company in the case of a lease shall not be released from any obligation to pay the principal of, premium, if any, and interest on, the Notes.

(e)Notwithstanding the foregoing, this Section 5.01 shall not apply to (i) any merger, consolidation or amalgamation or sale, transfer, assignment, lease, conveyance or other disposition of any Property between or among the Company and the Guarantors or by a Subsidiary that is not a Guarantor to another Subsidiary or to the Company and (ii) a merger, consolidation or amalgamation of the Company with or into an Affiliate of the Company, solely for the purpose of reincorporating the Company in the United States, any state thereof or the District of Columbia or any territory thereof.
ARTICLE VIDEFAULTS AND REMEDIES
Section 6.01Events of Default.
(a)Each of the following is an “Event of Default”:
(1)failure to make the payment of any interest on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;
(2)failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, required repurchase, including pursuant to a Change of Control Offer, or otherwise;
(3)failure by the Company or any Guarantor to comply with Section 5.01;
(4)failure by the Company or any Subsidiary to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 60 days (or, in the case of Section 4.06, 270 days) after written notice is given to the Company as provided below;
(5)a default under any Debt by the Company, any Guarantor or any Significant Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $150,000,000 (or its foreign currency equivalent at the time);
(6)any final judgment or judgments for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in an aggregate amount in excess of $150,000,000 (or its foreign currency equivalent at the time) is rendered against the Company, any Guarantor or any Significant Subsidiary and remains outstanding for a period of 60 consecutive days following such judgment becoming final and is not waived, satisfied or discharged within 30 days after written notice is given to the Company as provided below;
(7) the Company or a Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(A)commences proceedings to be adjudicated bankrupt or insolvent;
(B)consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;
(C)consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;
(D)makes a general assignment for the benefit of its creditors; or
(E)generally is not paying its debts as they become due;
(i)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)is for relief against the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, in a proceeding in which the Company, any such Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;
(B)appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary; or
(C)orders the liquidation, dissolution or winding up of the Company, or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days; and
(8)a Guarantee of any Significant Subsidiary (or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or a Guarantor that is a Significant Subsidiary (or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the

Company and its Subsidiaries), would constitute a Significant Subsidiary) denies or disaffirms its obligations under its Guarantee.
A Default under clause (4) or (6) of this Section 6.01(a) is not an Event of Default until the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes then outstanding notifies the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
Section 6.02Acceleration.
(a)If an Event of Default (other than an Event of Default described in clause (7) of Section 6.01(a) in respect of the Company) occurs and is continuing, the Trustee by written notice to the Company, specifying the Event of Default, or the Holders of at least 30% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable. The Trustee shall have no obligation to accelerate the Notes if and so long as it, in good faith determines acceleration is not in the best interest of the Holders.
(b)In case an Event of Default described in clause (7) of Section 6.01(a) occurs in respect of the Company and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
(c)In the event of any Event of Default specified in clause (5) of Section 6.01(a), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if:
(1)within 30 days after such Event of Default arose, (A) Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (B) the default that is the basis for such Event of Default has been cured; and
(2)(A) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, other than nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
(d)The Holders of a majority in principal amount of the Notes then outstanding may, before a judgment or decree based on acceleration is obtained by the Trustee, waive all past Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest) and rescind and annul any acceleration and its consequences with respect to the Notes if all Events of Default, other than the nonpayment of accelerated principal, premium or interest that have become due solely by such declaration of acceleration, with respect to the Notes have been cured or waived as provided in this Indenture.
Section 6.03Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04Waiver of Past Defaults.
The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of all Holders waive any existing Default and its consequences hereunder, except:
(1)a continuing Default in the payment of the principal, premium, if any, or interest on any Note held by a non-consenting Holder (including in connection with a Change of Control Offer); and
(2)a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected, provided that, subject to Section 6.02, the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05Control by Majority.
The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to any Holder) or that would involve the Trustee in personal liability.
Section 6.06Limitation on Suits.
Subject to 6.07, no Holder of Notes will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, unless:
(1)such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)the Holders of at least 30% in aggregate principal amount of the Notes then outstanding have made a written request to the Trustee to pursue the remedy;
(3)such Holders offer, and if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
(4)the Trustee does not comply with the request within 60 days after the receipt of the request and the provision of indemnity; and
(5)the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
Section 6.07Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the contractual right of any Holder to receive payment of principal, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (including in connection with a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended without the consent of such Holder.
Section 6.08Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and any other obligor on the Notes for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.
Section 6.09Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
Section 6.10Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.11Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12Trustee May File Proofs of Claim.
The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.13Priorities.
If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

(1)to the Trustee and its agents and attorneys for amounts due under Section 7.07, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
(2)to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
(3)to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 12.02.
Section 6.14Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the Notes then outstanding.
ARTICLE VIITRUSTEE
Section 7.01Duties of Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(1)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the

Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(2)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(3)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02(f).
(e)If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes and the Guarantees at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.
(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02Rights of Trustee.
(a)The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.
(f)None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
(g)The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.
(h)In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, agent, custodian and other Person employed to act hereunder, and shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
(j)The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(k)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(l)The permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty.
Section 7.03Individual Rights of Trustee.
The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or such Agent. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties.

Section 7.04Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.
The Trustee assumes no responsibility for the accuracy or completeness of the information concerning the Company or its affiliates or any other party contained in this Indenture or the related documents or for any failure by the Company or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The Trustee shall not be responsible for determining whether any Change of Control or Change of Control Triggering Event has occurred and whether any Change of Control Offer with respect to the Notes is required. The Trustee shall not be responsible for monitoring the rating status of the Company or its affiliates, making any request upon any Rating Agency or determining whether any Ratings Decline or other rating event with respect to the Notes has occurred.
Section 7.05Notice of Defaults.
If a Default or Event of Default occurs, is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee must mail (or deliver by electronic transmission in accordance with the applicable procedures of the Depositary) to each Holder of the Notes notice of the Default or Event of Default within the later of 90 days after it occurs or promptly after obtaining actual knowledge thereof. Except in the case of a Default or Event of Default specified in clause (1) or (2) of Section 6.01(a), the Trustee may withhold from the Holders notice of any continuing Default if it determines that withholding notice is in the interest of the Holders of the Notes.
Section 7.06[Reserved].
Section 7.07Compensation and Indemnity.
(a)The Company and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include court costs and the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
(b)The Company and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold each of the Trustee and any predecessor harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company or any Guarantor (including this Section 7.07)) or defending itself against any claim whether asserted by any Holder, the Company or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. For the avoidance of doubt, this Section 7.07(b) shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim or as provided in Section 8.05.
(c)The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
(d)To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
(e)When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.08Replacement of Trustee.
(a)A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(1)the Trustee fails to comply with Section 7.10;
(2)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)a receiver or public officer takes charge of the Trustee or its property; or
(4)the Trustee becomes incapable of acting.
(b)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Company.
(c)If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(d)If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(e)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
(f)As used in this Section 7.08, the term “Trustee” shall also include each Agent.
Section 7.09Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or entity, the successor corporation or entity without any further act shall be the successor Trustee, subject to Section 7.10.
Section 7.10Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation, national banking association or another entity organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
ARTICLE VIIILEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01Option to Effect Legal Defeasance or Covenant Defeasance.
The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02Legal Defeasance and Discharge.
(a)Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture, all outstanding Notes and Guarantees of Notes on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) through (4) below, and the Guarantees and to have satisfied all of its other obligations under the Notes and this Indenture, including that of the Guarantors and have cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(1)the rights of Holders of Notes to receive payments in respect of the principal, premium, if any, and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.04;
(2)the Company’s obligations concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;
(3)the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and
(4)this Section 8.02.
(b)Following the Company’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.
(c)Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.
Section 8.03Covenant Defeasance.
Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.05, 4.06, 4.08, 4.09, 4.10, 4.11 and 5.01 with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Guarantees of Notes, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).

For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Company or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere in this Indenture to any such covenant or by reason of any reference in any such covenant to any other provision in this Indenture or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 or otherwise, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, an Event of Default specified in Sections 6.01(a)(4) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(5), 6.01(a)(6), 6.01(a)(7) (solely with respect to Significant Subsidiaries or any group of Guarantors that, taken together (as of the date of the latest audited financial statements of the Company and its Subsidiaries) would constitute a Significant Subsidiary) and 6.01(a)(8), in each case, shall not constitute an Event of Default.
Section 8.04Conditions to Legal or Covenant Defeasance.
(a)The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03:
(1)the Company irrevocably deposits in trust with the Trustee money or Government Obligations or a combination thereof for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be, and the Company specifies (which instructions may be contained in the Officer’s Certificate referred to in clause (9) below) whether the Notes are being defeased to maturity or to a particular Redemption Date; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of such date, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption. Any such deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such deficit that confirms that such deficit shall be applied toward such redemption;
(2)the Company has delivered to the Trustee a certificate from a nationally recognized firm of independent certified public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or the Redemption Date (with the Applicable Premium calculated as of such date of calculation), as the case may be;
(3)the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (9) below);

(4)no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith);
(5)such deposit does not constitute a default under any other material agreement or material instrument binding on the Company or any Guarantor (other than a default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith);
(6)in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel stating that,
(A)the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or
(B)since the Issue Date there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes for U.S. federal income tax purposes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred;
(7)in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Notes for U.S. federal income tax purposes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(8)such defeasance does not cause the Trustee to have a conflicting interest with respect to any securities of the Company or the Guarantors; and
(9)the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by this Indenture.
Section 8.05Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
(a)Subject to Section 8.06, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the Notes then outstanding shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b)The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.
(c)Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06Repayment to the Company.
Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.
Section 8.07Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Obligations in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE IXAMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01Without Consent of Holders.

(a)Notwithstanding Section 9.02, without notice to or consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees to:
(1)cure any ambiguity, omission, defect or inconsistency;
(2)comply with Section 5.01;
(3)provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code and the regulations promulgated thereunder);
(4)add Guarantees;
(5)secure the Notes;
(6)add to the covenants of the Company or its Subsidiaries for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Subsidiary;
(7)make any change that does not materially adversely affect the rights of any Holder of the Notes;
(8)[reserved];
(9)conform the text of this Indenture, the Notes or the Guarantees to any provision of the “Description of Notes” in the Offering Memorandum;
(10)to provide for the issuance of Additional Notes under this Indenture in accordance with the terms and subject to the limitations set forth in this Indenture;
(11)comply with the rules of any applicable depositary;
(12)release a Guarantor from its obligations under its Guarantee or this Indenture, in each case, in accordance with the applicable provisions of this Indenture;
(13)to provide for successor trustees or to add to or change any provisions to the extent necessary to appoint a separate trustee for the Notes; and
(14)make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes or Additional Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.
(b)Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 7.02, Section 9.06 and Section 12.04, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
(c)After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company will give to the Holders and to the Trustee a notice briefly describing such amendment, supplement or waiver. However, the failure of the Company to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.
Section 9.02With Consent of Holders.
(a)Except as provided in Section 9.01 and this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees without notice to any Holder but with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) and, subject to Section 6.06 and Section 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, waivers or consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.
(b)Upon the request of the Company, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, Section 9.06 and Section 12.04, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
(c)It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance of such proposed amendment, supplement or waiver.
(d)After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will give to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure of the Company to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.
(e)Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1)reduce the percentage in principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)reduce the rate of or extend the time for payment of interest, including defaulted interest, on the Notes;
(3)reduce the principal of or extend the Stated Maturity of the Notes;
(4)make any Note payable in money other than U.S. dollars;
(5)amend the contractual right expressly set forth in this Indenture or the Notes of any Holder of Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
(6)subordinate the Notes or Guarantees in right of payment to any other obligation of the Company;
(7)reduce the premium payable upon the redemption or repurchase of any Notes or change the time at which any Notes may be redeemed, as described under Section 3.07 and (after a Change of Control Triggering Event has occurred) Section 4.10, provided that any amendment to the minimum notice requirement may be made with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding;
(8)make any change in the amendment provisions or in the waiver provisions which require the consent of each Holder affected thereby; or
(9)release any Guarantor that is a Significant Subsidiary, or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, from its Guarantee (except in accordance with the terms of such Guarantee and this Indenture) or modify any of the Guarantees of any Guarantor that is a Significant Subsidiary, or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, in any manner adverse to the Holders.
(f)A consent to any amendment, supplement or waiver of this Indenture, the Notes or the Guarantee by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.
Section 9.03[Reserved].
Section 9.04Revocation and Effect of Consents.
(a)Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.04 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.
Section 9.05Notation on or Exchange of Notes.
(a)The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
(b)Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06Trustee to Sign Amendments, etc.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and, in the case of the Opinion of Counsel, that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.
ARTICLE XGUARANTEES
Section 10.01Guarantee.
(a)Subject to this Article 10, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise collectively, the “Guaranteed Obligations”. Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.
(c)Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01 to the same extent as the Company would be obligated.
(d)If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(e)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.
(f)Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(g)In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
Section 10.02Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor does not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.
Section 10.03Execution and Delivery.
(a)To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture or any supplemental indenture to this Indenture in the form attached as Exhibit C hereto shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.
(b)Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
(c)If an Officer whose signature is on this Indenture or any supplemental indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantees shall be valid nevertheless.
(d)The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
(e)If required by Section 4.09, the Company shall cause any newly created or acquired Subsidiary to comply with the provisions of Section 4.09 and this Article 10, to the extent applicable.
Section 10.04Subrogation.
Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01;

provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.
Section 10.05Benefits Acknowledged.
Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.
Section 10.06Release of Guarantees.
(a)A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee shall be required for the release of such Guarantor’s Guarantee:
(1)upon the sale, assignment, transfer, conveyance, exchange or other disposition (including by way of spin-off, consolidation or merger) of such Guarantor, after which such Guarantor is no longer a direct or indirect Subsidiary of the Company;
(2)upon the sale, conveyance or disposition of all or substantially all the assets of such Guarantor;
(3)at such time as such Guarantor no longer guarantees any (i) Debt Facility of the Company or any Guarantor other than the MARPA (including, without limitation, the Credit Agreements) or (ii) Capital Markets Debt issued by the Company or any Guarantor, in each case, with an aggregate principal amount or commitment amount, as the case may be, of $200,000,000 or more, except if such Guarantor no longer guarantees such Debt or Capital Markets Debt as a result of payment under such guarantee;
(4)the achievement of Investment Grade Status by the Notes, provided that such Guarantee shall be reinstated upon the Reversion Date;
(5)upon the defeasance of the Notes, as provided under Section 8.02 and Section 8.03;
(6)upon discharge of this Indenture, as provided under Section 11.01; or
(7)as described under Article 9,
in the case of clause (2), other than to the Company or a Subsidiary of the Company and as not prohibited by this Indenture. In the case of clause (3), in the event that any released Guarantor thereafter (i) borrows or guarantees any Debt Facility of the Company or any Guarantor other than the MARPA (including, without limitation, the Credit Agreements) or (ii) issues or guarantees any Capital Markets Debt issued by the Company or any Guarantor, in each case, with an aggregate principal amount or commitment amount, as the case may be, of $200,000,000 or more, such former Guarantor will again provide a guarantee.

(b)At the written request of the Company, accompanied by the documents required by Section 12.04, the Trustee shall execute and deliver any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of the applicable Guarantee.
ARTICLE XISATISFACTION AND DISCHARGE
Section 11.01Satisfaction and Discharge.
This Indenture will be discharged, and will cease to be of further effect (except for certain surviving rights of the Trustee and the Company’s obligations with respect thereto), when
(a)either:
(1)all of the Notes that have been authenticated and delivered (other than lost, stolen or destroyed Notes which have been replaced or paid in accordance with this Indenture) or all Notes for whose payment money or Government Obligations or a combination thereof has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust have been delivered to the Trustee for cancellation; or
(2)all Notes not delivered to the Trustee for cancellation (i) have become due and payable by reason of the giving of a notice of redemption or otherwise or (ii) will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of the notice of redemption, and the Company has (x) irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in U.S. dollars, Government Obligations or a combination thereof (including scheduled payments thereon) sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation and (y) delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of such date, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption. Any such deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such deficit that confirms that such deficit shall be applied toward such redemption;
(b)the Company and the Guarantors have paid or caused to be paid all other sums payable under this Indenture by the Company or the Guarantors; and
(c)the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that (i) all conditions precedent relating to the satisfaction and discharge have been complied with, (ii) no Default has occurred and is continuing and (iii) such deposit does not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or material instrument to which the Company is a party (other than a Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith).

(d)Notwithstanding the satisfaction and discharge of this Indenture, Section 7.07 and, if money shall have been deposited with the Trustee pursuant to Section 11.01(a)(2), Section 11.02 and Section 8.06 hereof shall survive such satisfaction and discharge.
Section 11.02Application of Trust Money.
(a)Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.
(b)If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent, as the case may be.
(c)Anything in this Article 11 to the contrary notwithstanding, the Trustee will deliver or pay to the Company from time to time upon the written request of the Company any money or Government Obligations held by it as provided in Section 11.01 which, in the opinion of a nationally recognized firm of independent certified public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent satisfaction and discharge in accordance with Article 11.
ARTICLE XIIMISCELLANEOUS
Section 12.01[Reserved].
Section 12.02Notices.
(a)Any notice or communication to the Company, any Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:
if to the Company or any Guarantor:
c/o CACI International Inc
12021 Sunset Hills Road
Reston, Virginia 20190
Attention: J. William Koegel, Jr.

Email: wkoegel@caci.com
with a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Ave
New York, New York 10166
Attention: Doug Horowitz, Robert D. Giannattasio
Email: DHorowitz@gibsondunn.com, RGiannattasio@gibsondunn.com if to the Trustee:
U.S. Bank Trust Company, National Association
185 Asylum Street, 27th Floor
Hartford, Connecticut 06103
Email: eva.aryeetey@usbank.com
Attention: CACI International Notes Administrator
The Company, any Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.
(b)All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.
(c)Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
(d)Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
(e)Notwithstanding any other provision herein, where this Indenture provides for notice of any event to any Holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f)All notices, approvals, consents, requests and any communications hereunder must be in writing; provided, however, that any communication sent to the Trustee hereunder that must be signed must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign, AdobeSign (or such other digital signature provider as specified in writing to the Trustee by the Company), in English. The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner upon request, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions. The Obligors and by their acceptance of the Notes, the Holders, agree to assume all risks arising out of their use of digital signatures and electronic methods to submit communications to the Trustee, including the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.
(g)If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
(h)If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Section 12.03[Reserved].
Section 12.04Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee (except in the case of any such application or request as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished):
(1)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
Section 12.05Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.07) shall include:

(1)a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
(4)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 12.06Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.
No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor (other than the Company in respect of the Notes and each Guarantor in respect of its Guarantee) under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 12.08Governing Law.
THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 12.09Waiver of Jury Trial.
EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 12.10Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications, computer (software or hardware) services or the Federal Reserve wire or other payment services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 12.11No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.12Successors.
All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.
Section 12.13Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.14Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 12.15Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 12.16Execution in Counterparts; Electronic Signatures.
This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Indenture (or any documents executed in connection with this Indenture) shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of Uniform Electronic Transactions Act, and/or any relevant electronic signature law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for the execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
Section 12.17U.S.A. PATRIOT Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.
Section 12.18Payments Due on Non-Business Days.
In any case where any Interest Payment Date, Redemption Date or purchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or purchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, purchase date or Stated Maturity, as the case may be, as the result of such delay.
Section 12.19Concerning the Trust Indenture Act.
This Indenture shall not be qualified under the Trust Indenture Act, which shall not be applicable to, and shall not govern, this Indenture, the Notes or the Guarantees.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.
CACI INTERNATIONAL INC, as the Company

CACI TechWorx, INC.
CACI Asia, LLC
CACI Dynamic Systems, LLC
CACI Enterprise Solutions, LLC
CACI NSS, LLC
CACI Premier Technology, LLC
CACI Products Company
CACI Products Company California
CACI Secured Transformations, LLC
CACI Technologies, LLC
CACI, Inc. - FEDERAL
CACI, LLC - COMMERCIAL
CACI-Athena, LLC
CACI-CMS Information Systems, LLC
CACI-ISS, LLC
CACI-WGI, LLC
Six3 Advanced Systems, Inc.
CACI Enterprise Systems, LLC
CACI Intelligence Solutions, LLC
CACI Advanced Solutions, LLC
CACI Geomatics, Inc.
CACI Axios Technologies, Inc.
CACI LGS Innovations LLC
Bluestone Analytics LLC
Next Century Corporation
CACI Mastodon Design LLC, collectively, as the Guarantors
By:    /s/ Jeffrey D. MacLauchlan
Name: Jeffrey D. MacLauchlan
Title: Executive Vice President,Chief Financial Officer and Treasurer
[Signature page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:    /s/ Laurel Melody-Casasanta
Name: Laurel Melody-Casasanta
Title: Vice President

[Signature page to Indenture]

APPENDIX A
PROVISIONS RELATING TO INITIAL NOTES AND
ADDITIONAL NOTES
Section 1.Definitions.
(a)Capitalized Terms.
Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings:
“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.
“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.
“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.
“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.
“U.S. person” means a “U.S. person” as defined in Regulation S.
(b)Other Definitions.

Term:	Defined in Section:
“Agent Members”	2(c)

Term:	Defined in Section:
“Definitive Notes Legend”	3(e)
“ERISA Legend”	3(e)
“Global Note”	2(b)
“Global Notes Legend”	3(e)
“IAI Global Note”	2(b)
“Regulation S Global Note”	2(b)
“Regulation S Notes”	2(a)
“Restricted Notes Legend”	3(e)
“Rule 144A Global Note”	2(b)
“Rule 144A Notes”	2(a)

Section 2.Form and Dating
(a)The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.
(b)Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered A-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered S-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered IAI-1 upward (collectively, the “IAI Global Note”) shall also be issued on the Issue Date, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of the Indenture and Section 3 of this Appendix A.
(c)Book-Entry Provisions. This Section 2(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2(c) and Section 2.02 of the Indenture and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.
(d)Definitive Notes. Except as provided in Section 2 or Section 3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.
Section 3.Transfer and Exchange.
(a)Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:
(i)to register the transfer of such Definitive Notes; or
(ii)to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:
(1)shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and
(2)in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to this Section 3 of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of 2033 Note in Exhibit A-1 for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.
(b)Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:
(i)a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A-1 for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and
(ii)written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.
(c)Transfer and Exchange of Global Notes.
(i)The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 3(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.
(ii)If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
(iii)Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in this Section 3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.
(i)Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A-1 for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.
(ii)During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A-1 for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.
(iii)Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A-1 for an exchange from a Regulation S Global Note to an Unrestricted Global Note.
(iv)Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A-1) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.
(v)If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.
(e)Legends.
(i)Except as permitted by Section 2(d) and this Section 2(e) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all

Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):
THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN

OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE[IN THE CASE OF INSTITUTIONAL ACCREDITED INVESTOR NOTES: UPON DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO THE COMPANY]. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
Each Global Note shall bear the following additional legend (“Global Notes Legend”):
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE

ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
Each Note shall bear the following additional legend (“ERISA Legend”):
BY AN INVESTMENT IN THIS SECURITY, OR ANY INTEREST HEREIN (INCLUDING AN ACQUISITION HEREOF), THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) IT IS NOT, AND IT IS NOT INVESTING ON BEHALF OF, (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (III) AN ENTITY, THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (I) OR (II) PURSUANT TO ERISA OR OTHER APPLICABLE SIMILAR LAWS OR (2) ITS INVESTMENT IN AND THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY, OR ANY INTEREST HEREIN, WILL NOT CONSTITUTE, RESULT IN OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR

SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAWS.
(ii)Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of 2033 Note in Exhibit A-1) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.
(iii)Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.
(f)Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.
(g)Obligations with Respect to Transfers and Exchanges of Notes.
(i)To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.
(ii)No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07 of the Indenture), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10 and 9.05 of the Indenture).
(iii)Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(iv)All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(v)In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial Holder thereof, shall be required to be delivered to the Registrar and the Trustee.
(h)No Obligation of the Trustee.
(i)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
(ii)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 4.Definitive Notes.
(a)A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 3 of this Appendix A may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 3 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (iii) the Company, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under the Indenture. In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Company or Trustee.

(b)Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 3 of this Appendix A, bear the Restricted Notes Legend.
(c)The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.
(d)In the event of the occurrence of any of the events specified in Section 4(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A-1
[FORM OF FACE OF NOTE]
[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

A-1-1

CUSIP [ ]
ISIN [ ]1
[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE
6.375% Senior Notes due 2033
No. [A- ] [S- ] [IAI- ] [U- ]     [$ ]
CACI INTERNATIONAL INC
promises to pay to [CEDE & CO.]2 [ ] or registered assigns the principal sum [$___(___ Dollars) or such other principal sum as set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]3 [of $___ (___ Dollars)]4 on June 15, 2033.
Interest Payment Dates: June 15 and December 15
Record Dates: June 1 and December 1
1    Rule 144A Note CUSIP: 127190AE6
Rule 144A Note ISIN: US127190AE62
Regulation S Note CUSIP: U12282AA4
Regulation S Note ISIN: USU12282AA47
IAI Note CUSIP: 127190AF3
IAI Note ISIN: US127190AF38
2    Include in Global Notes
3    Include in Global Notes
4    Include in Definitive Notes
A-1-2

IN WITNESS HEREOF, the Company has caused this instrument to be signed in accordance with the terms of the within-mentioned Indenture.
CACI INTERNATIONAL INC
By:
Name:
Title:

A-1-3

CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory
Dated:

A-1-4

[Reverse Side of Note]
6.375% Senior Notes due 2033
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.INTEREST. CACI International Inc, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.375% per annum until but excluding maturity. The Company shall pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [June 2, 2025]5 [[ ] [ ], 20[ ]]6; provided that the first Interest Payment Date shall be December 15, 2025. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the interest rate on the Notes specified above to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at a rate that is interest rate on the Notes specified above to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.
3.PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.
4.INDENTURE. The Company issued the Notes under an Indenture, dated as of June 2, 2025 (as amended or supplemented from time to time, the “Indenture”), between the Company, the Guarantors party thereto from time to time and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 6.375% Senior Notes due 2033. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the
5 With respect to the Initial Notes.
6 With respect to Notes other than the Initial Notes. Fill in date of last interest payment.
A-1-5

meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
6.DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.
7.PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
8.AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
9.DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.
10.AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
11.GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
12.CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:
c/o CACI International Inc
12021 Sunset Hills Road
Reston, Virginia 20190
A-1-6

A-1-7

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-8

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES
U.S. Bank Trust Company, National Association
185 Asylum Street, 27th Floor
Hartford, Connecticut 06103
Email: eva.aryeetey@usbank.com
Attention: CACI International Notes Administrator
This certificate relates to $ principal amount of Notes held in (check applicable space) book-entry or definitive form by the undersigned.
The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or
☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or
(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or
(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or
(4)	☐
to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

A-1-9

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States in offshore transactions within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or
(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or
(7)	☐	pursuant to Rule 144 under the Securities Act; or
(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature
Date:

Signature of Signature
Guarantor

A-1-10

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Date:

NOTICE: To be executed by an executive officer
Name:
Title:
Signature Guarantee*:
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-11

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,
PURSUANT TO SECTION 2(b) OF APPENDIX A TO THE INDENTURE7
The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or
☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or
☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Date:

Your Signature

7     Include only for Regulation S Global Notes.
A-1-12

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the box below:
[ ] Section 4.10
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased:

$	integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-13

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $ . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*    This schedule should be included only if the Note is issued in global form.
A-1-14

EXHIBIT B
FORM OF
TRANSFEREE LETTER OF REPRESENTATION
U.S. Bank Trust Company, National Association
185 Asylum Street, 27th Floor
Hartford, Connecticut 06103
Email: eva.aryeetey@usbank.com
Attention: CACI International Notes Administrator
CACI International Inc
12021 Sunset Hills Road
Reston, Virginia 20190
Ladies and Gentlemen:
This certificate is delivered to request a transfer of $[ ] principal amount of the 6.375% Senior Notes due 2033 (the “Notes”) of CACI International Inc (the “Company”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name:
Address:
Taxpayer ID Number:
The undersigned represents and warrants to you that:
1.We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
2.We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the
B-1

Notes is proposed to be made pursuant to clause (e) of the Restricted Notes Legend prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.
TRANSFEREE:
by:
B-2

EXHIBIT C
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY FUTURE GUARANTORS
Supplemental Indenture (this “Supplemental Indenture”), dated as of [ ] [ ], 20[ ], between (the “Guaranteeing Subsidiary”), a subsidiary of CACI International Inc, a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 2, 2025, providing for the issuance of an unlimited aggregate principal amount of 6.375% Senior Notes due 2033 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.
3.    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
4.    Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
5.    Execution in Counterparts; Electronic Signature. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and
C-1

the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Supplemental Indenture (or any documents executed in connection with this Supplemental Indenture) shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of Uniform Electronic Transactions Act, and/or any relevant electronic signature law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for the execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
6.    Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
7.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.
8.    Benefits Acknowledged. Upon execution and delivery of this Supplemental Indenture the Guaranteeing Subsidiary will be subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that its obligations as a result of this Supplemental Indenture are knowingly made in contemplation of such benefits.
C-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
[NAME OF GUARANTEEING SUBSIDIARY]
By:
Name:
Title:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

3